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                                                                   EXHIBIT 10.14

* Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                              SEMICONDUCTOR DEVICE

                          COMPONENT PURCHASE AGREEMENT

         This Semiconductor Device Component Purchase Agreement (the "Agreement") is entered into by and between Immersion Corporation, a California corporation, having its principal place of business at 2158 Paragon Drive, San Jose, California (hereinafter "Immersion") and Kawasaki LSI U.S.A. Inc., a California corporation, having its principal place of business at 2570 North First Street, Suite 301, San Jose, California 95131 (hereinafter "KLSI"). The effective date of this Agreement will be the date last signed below ("Effective Date").

                                    RECITALS

         WHEREAS, Immersion and KLSI have entered into an Agreement for ASIC Design and Development, effective as of October 16, 1997 (the "ASIC Design Agreement") under which the parties have designed and developed an integrated circuit device which provides an optimized version of the force-feedback functions delivered by the Immersion proprietary force feedback firmware; and

         WHEREAS, KLSI has agreed to manufacture and sell such integrated circuit devices to Immersion, on an exclusive basis, for resale by Immersion under the licenses and terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises and agreements set forth below and the other consideration cited herein, the parties agree as follows:

1.       DEFINITIONS.

In this Agreement, the following words and expressions shall have the following meanings:

         1.1. "AFFILIATE" means any corporation or business entity which is controlled by, controls, or is under common control of an Immersion customer. For this purpose, the meaning of the word "control" shall include, without limitation, direct or indirect ownership of more than fifty percent (50%) of the voting shares of interest of such corporation or business entity.

         1.2. "COMPONENT" means the "AXIS Chip" which is an integrated circuit device designed to provide an optimized version of the force-feedback functions delivered by the Immersion proprietary force feedback firmware. The AXIS Chip was designed and developed under the terms of the ASIC Design Agreement by KLSI and Immersion and is further described in the Specification, but does not include any firmware or hexcode to be loaded or loaded into such devices. The Components will be produced in a .5 CBA format, a .35 CBA format and a .35 standard cell format.



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         1.3.     "DEFECT" means (i) with respect to the Components, defects in such Components which cause such Components not to operate in conformance with the Specification and/or a defect in the materials and/or workmanship of the Component and/or (ii) with respect to the Documentation, defects in the Documentation which render the Documentation inaccurate, erroneous or otherwise unreliable.

         1.4. "DELIVERABLES" shall mean the PLSSOP, the testable Prototype Units, the First Articles and Documentation, as defined and developed under the terms of the ASIC Design Agreement.

         1.5. "DOCUMENTATION" means the Specification, the VHDL File for the AXIS Chip and other documentation that accompanied the Deliverables provided by KLSI to Immersion as required under the ASIC Design Agreement.

         1.6. "FIRST ARTICLES" shall mean a limited number of units of the Components, in a given format (.5 CBA, .35 CBA or .35 standard cell) as mutually agreed upon by the parties, which are manufactured as a test run for review and acceptance by Immersion prior to full production of the Component for sale to Immersion under the terms of this Agreement.

         1.7. "POST LAYOUT SIMULATION SIGN OFF PACKAGE" or "PLSSOP" shall mean the computer generated simulation of the Prototype Unit that is a model of the Prototype Unit and that is used to review the features and functionality which will be present in the Prototype Unit, as defined and developed under the terms of the ASIC Design Agreement.

         1.8. "PROTOTYPE UNITS" shall mean initial working testable units of the Components that conform to the PLSSOP and the Specifications, as defined and developed under the terms of the ASIC Design Agreement.

         1.9. "SECOND SOURCE" means an alternative silicon provider licensed by KLSI to produce a specific format (.35 CBA or .35 standard cell) of the Component for KLSI, as a "back-up" resource for KLSI's manufacturing obligations or licensed by Immersion to produce the Component for Immersion.

         1.10. "SPECIFICATION" means the Component specification in Exhibit A ("Specification") for each of the .5 CBA, .35 CBA and .35 standard cell formats.

2.       PURCHASE OF COMPONENTS.

         2.1.     PURCHASE OF COMPONENTS BY IMMERSION.

                  2.1.1. COMPONENTS. The parties will agree upon a limited number of units of the Components to be manufactured as First Articles and which will serve as a test run for review and acceptance by Immersion prior to full production of



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                           each of the formats (.5 CBA, .35 CBA or .35 standard
                           cell) of the Components under the terms of this Agreement. KLSI will not make any changes to the design, materials, manufacturing (including source and location) or processes without Immersion's prior written consent. KLSI agrees to manufacture and sell to Immersion and Immersion agrees to purchase from KLSI (by means of purchase orders issued by Immersion to KLSI) the production units of the Components, under the terms of this Agreement, for use by Immersion and resale by Immersion to Immersion's customers and to the Affiliates. KLSI will be the exclusive manufacturer of such Components except as provided herein and the Components will be sold exclusively to Immersion. Immersion makes no representation or guarantee as to the quantity of Components that Immersion may purchase under this Agreement. KLSI represents that KLSI has the manufacturing capacity to fulfill, on a timely basis, all Immersion orders for the Components and agrees to make good faith efforts to increase capacity in order to fulfill Immersion's requirements. Upon request by Immersion, KLSI will disclose information to Immersion as necessary to demonstrate KLSI's production readiness and ability to achieve steady cost effective production.

                  2.1.2. HEXCODE. Prior to shipment of the Components to Immersion or an Immersion customer or Affiliate, hexcode or firmware code will need to be incorporated into each Component. KLSI and Immersion agree that Immersion (in the case of Components to be shipped to Immersion) or Immersion's customers or the Affiliates (in the case of Components to be shipped to such customers or Affiliates) will supply the required hexcode or firmware code directly to KLSI for incorporation into the applicable Component. KLSI will cause such firmware or hexcode and a vendor identification number (which is supplied by Immersion or Immersion's customer or the Affiliates, as applicable, directly to KLSI) to be loaded into specified Components prior to delivery of such Components to Immersion, Immersion's customers or the Affiliates, as applicable. Subsequently, for each new release of firmware or hexcode which is requested by Immersion or Immersion's customer or the Affiliates to be implemented in Components to be purchased (by Immersion for Immersion's use or for resale to Immersion's customer or the Affiliates, as applicable) Immersion or Immersion's customer or the Affiliates, as applicable, will provide such firmware or hexcode to KLSI. Immersion will impose an obligation on each Immersion customer and Affiliate, by means of the contract between Immersion and such customer or Affiliate, under which each such customer or Affiliate will be required to provide the firmware or hexcode to KLSI in compliance with KLSI's required lead time for Component orders involving new masks so as to allow sufficient time for the new mask to be created and implemented in such Components. Immersion and KLSI agree that the lead time for orders



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                           involving new masks will be two (2) weeks longer than
                           the usual six (6) week lead time described in Section 4 ("Lead Times and Minimum Order Quantities") for the particular format (.5 CBA, .35 CBA or .35 standard cell). KLSI will provide ceramic prototypes within two (2) to three (3) weeks of a ROM spin.

         2.2.     SECOND SOURCE.

                  2.2.1. SECOND SOURCE SILICON PROVIDER OBLIGATION. KLSI will enter into contractual relationships with certain silicon providers under which each such silicon provider will stand ready to act as a "back-up" Second Source for KLSI ("the Second Source Silicon Provider Agreement") for the Components. Two different Component designs will require a Second
                           Source: (i) Components without an analog to digital converter; and (ii) Components with an analog to digital converter.

                           2.2.1.1. COMPONENTS WITHOUT AN ANALOG TO DIGITAL
                                    CONVERTER. Under the terms of the Purchase
                                    Order No. 11305 dated June 30, 1998
                                    (executed July 2, 1998), KLSI is obligated to migrate the .35 CBA Component to a .35 standard cell Component without the analog to digital converter. Therefore, KLSI will enter into a Second Source Silicon Provider Agreement to produce a .35 standard cell Component as a back-up for both: (i) the .35 standard cell Component without the analog to digital converter; and (ii) the .35 CBA Component for those Component orders which do not require the .35 CBA Component with an analog to digital converter. KLSI further agrees that the Second Source for the .35 standard cell without the analog to digital converter will be capable of producing such Components within thirty (30) days after the completion of the migration from the .35 CBA to the .35 standard cell without an analog to digital converter. For purposes of the previous sentence, the migration shall be deemed complete upon Immersion's acceptance of the .35 standard cell prototypes.

                           2.2.1.2. COMPONENTS WITH AN ANALOG TO DIGITAL
                                    CONVERTER. If Immersion's orders for the .35
                                    CBA with the analog to digital converter reach 100,000 units per month, or Logitech is designing a Logitech force feedback gaming product that uses a Component requiring an analog to digital converter (each a "Migration Trigger Event"), then, within thirty (30) days of receiving notification of a Migration Trigger Event from Immersion, KLSI shall begin the migration of the .35 CBA Component with an analog to digital converter to a .35 standard cell Component with an analog to digital converter. KLSI shall



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                                    complete the migration within six (6) months
                                    from the date of such notification. KLSI shall bear all costs and expenses of the migration, but the parties acknowledge that KLSI may recover the actual, documented costs of the migration by not lowering the unit price of the .35 standard cell Components until such costs have been recovered, or until the date eighteen months following the first sale of the .35 standard cell Component with an analog to digital converter to Immersion, whichever is earlier. KLSI will enter into a Second
                                    Source Silicon Provider Agreement to produce a .35 standard cell Component with an analog to digital converter within thirty (30) days after it begins the migration of the .35 CBA Component to the .35 standard cell Component with an analog to digital converter. KLSI further agrees that the Second Source for the .35 standard cell Components with the analog to digital converter will be capable of producing such Components within thirty
                                    (30) days after the completion of the
                                    migration from the .35 CBA to the .35
                                    standard cell with an analog to digital
                                    converter. For purposes of the previous
                                    sentence, the migration shall be deemed
                                    complete upon Immersion's acceptance of the .35 standard cell prototypes.

                           2.2.1.3. SECOND SOURCE PROCEDURES. In any case where
                                    the Die Bank System die are used as a
                                    resource by such .35 standard cell Second
                                    Source to source .35 CBA format Components, in KLSI's discretion, the die used will be credited to Immersion's Die Bank System account and replenished by KLSI at no charge to Immersion. KLSI will provide an entire manufacturing package of all of the Deliverables, specifications, technology and other materials which will be needed by each such Second Source Silicon provider in order to manufacture the applicable Components. Although it is the intent of the parties that KLSI will manufacture the Components as the primary silicon provider, it is understood and agreed that KLSI may subcontract the manufacture of Components to such Second Sources, on a periodic basis, as necessary for KLSI to be in compliance with its obligations hereunder. KLSI will determine, in the case of each Component order, whether such Components will be manufactured by KLSI or by the applicable Second Source silicon provider. KLSI will be in the role of "governing seller" and therefore, Immersion will purchase all Components from KLSI (including the Components which are manufactured by the Second Source silicon providers), except that under a specified set of circumstances described in Section 2.2.5 ("Trigger Events") Immersion may, in its discretion, purchase Components directly from KLSI's Second Source silicon providers. Prior to



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                                    execution of each Second Source Silicon
                                    Provider Agreement, KLSI will identify each Second Source silicon provider to Immersion.

                  2.2.2. TECHNOLOGY LICENSE TO THE SECOND SOURCE. Immersion hereby grants KLSI a limited license, to sublicense each Second Source silicon provider to utilize the Immersion Preexisting Technology and Immersion Requested Revisions (as defined in the ASIC Design Agreement) solely to manufacture the Components under the terms of the applicable Second Source Silicon Provider Agreement. In addition, KLSI will license the Non-Immersion Technology (as defined in the ASIC Design Agreement) to each Second Source silicon provider so as to permit manufacture of the Components by the applicable Second Source silicon provider.

                  2.2.3. TERMS TO BE IMPOSED ON THE SECOND SOURCE SILICON PROVIDER. KLSI will subcontract with each Second Source silicon provider, under the terms of the Second Source Silicon Provider Agreement, to obtain the applicable Components from such Second Source silicon provider and Immersion will be a third party beneficiary of each subcontract between KLSI and KLSI's designated Second Source silicon providers. KLSI, under the terms of each Second Source Silicon Provider Agreement, will require each such Second Source silicon provider to comply with the lead times, cancellation and rescheduling terms and minimum order quantities that are included in this Agreement and the Quality Requirements included in any Ancillary Agreements between KLSI and Immersion's customers or Affiliates. KLSI will impose an obligation on each Second Source silicon provider to sign an Ancillary Agreement (which is identical to the KLSI Ancillary Agreement) directly with Immersion's customers or the Affiliates in any case where KLSI has entered into such an agreement.

                  2.2.4. ESCROW ACCOUNT. KLSI recognizes that certain breaches of KLSI's obligations under the terms of this Agreement and/or the Ancillary Agreements may require prompt implementation of business solutions to remedy such breaches, including but not limited to, solutions which allow Immersion and Immersion's customers or the Affiliates (through purchases from Immersion) to obtain the Components from an alternative source. KLSI agrees to deposit all of the Deliverables (excluding First Articles) specifications, technology and other materials which would be needed by a Second Source silicon provider to manufacture the Components (the "Second Source Device Deposit") into an escrow account held by an escrow agent, mutually agreed upon by the parties. The Second Source Device Deposit can be accessed by Immersion for delivery to a Second Source silicon provider, of Immersion's choice, upon the occurrence of certain events ("Trigger Events"). The occurrence of the Trigger Events will be identified by Immersion by written notice to the



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                           escrow agent in accordance with the terms of Section
                           2.2.6 ("Trigger Event Process"). Such escrow agreement (the "Second Source Device Deposit Escrow Agreement") will be between KLSI, Immersion and the escrow agent and will be attached hereto as Exhibit D ("Second Source Device Deposit Escrow Agreement"). KLSI will be required, under the terms of the Second Source Device Deposit Escrow Agreement to promptly deposit any future updates or revisions to the Second Source Device Deposit with the escrow agent.

                  2.2.5. TRIGGER EVENTS. The parties agree that in the following situations described in (i), (ii) and (iii) below, Immersion will be entitled to take certain steps to mitigate KLSI's breach: (i) If KLSI is not in compliance with the Quality Requirements directly imposed by Immersion's customers or the Affiliates on KLSI under the terms of the Ancillary Agreements,
                           (ii) if KLSI is in material breach of its delivery obligations to Immersion for orders placed by Immersion for Immersion's use or orders placed by Immersion for resale to Immersion's customers or the Affiliates (and Immersion therefore may be in breach of its obligations to its customers or the Affiliates under the terms of the agreements between Immersion and Immersion's customers or the Affiliates, or (iii) if the Components delivered to Immersion for Immersion's use or for sale to Immersion's customers or the Affiliates by Immersion exceed the warranty defect frequency levels permitted under the terms of
                           Section 0 ("Warranty Defect Frequency Levels"). If any of the events described in (i), (ii) or (iii) above occur and are not cured within the thirty (30) day notice period described in Section 2.2.6 ("Trigger Event Process"), such event will be deemed to be a "Trigger Event" under the Second Source Device Deposit Escrow Agreement.

                  2.2.6. TRIGGER EVENT PROCESS. On the basis of Immersion customer or Affiliate input, or in the case where the Components purchased by Immersion are exhibiting warranty defect frequency levels in excess of those permitted under the terms of Section 5.3 ("Warranty Defect Frequency Levels"), Immersion may, in Immersion's discretion, send a written notice to KLSI, the applicable Second Source silicon provider and the escrow agent for the Second Source Device Deposit escrow account, advising KLSI that if the noncompliance with the Quality Requirements, material breach of the delivery obligations to Immersion or excessive warranty defect frequency levels, as applicable, are not cured within thirty (30) days from receipt of Immersion's notice, that the noncompliance with the Quality Requirements, material breach of the delivery obligations to Immersion or excessive warranty defect levels, as applicable, will be deemed to be a "Trigger Event" under the Second Source Device Deposit Escrow Agreement. The Second Source Device Deposit will be released by the escrow agent to Immersion for delivery to a Second Source silicon



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                           provider of Immersion's choice upon the occurrence of
                           a Trigger Event. Notwithstanding the foregoing, Immersion will still have the right, but not the obligation, to purchase the Components from KLSI after occurrence of the Trigger Event and although the rescheduling rules described in Exhibit B ("Cancellation and Rescheduling Polices and Fees") will still be in effect, Immersion may cancel orders without obligation to pay cancellation fees or base wafer maintenance invoices after the Trigger Event (and KLSI will credit any base wafer maintenance fees or die bank fees already paid, which are not applied to base wafers actually used, to Immersion's account within thirty (30) days of the Trigger Event).

                  2.2.7. IMMERSION'S SECOND SOURCE. Immersion may choose, in Immersion's sole discretion, to designate any of KLSI's Second Source silicon providers as Immersion's Second Source silicon providers after occurrence of the Trigger Event. Immersion will notify KLSI as to the Second Source silicon providers selected by Immersion. KLSI hereby grants Immersion a limited license to sublicense the Second Source silicon providers selected by Immersion to utilize the Non-Immersion Technology after a Trigger Event so as to permit manufacture of the Components by such Second Source silicon providers.

         2.3. PURCHASE OF COMPONENTS BY IMMERSION'S CUSTOMER'S AFFILIATES. KLSI acknowledges that Immersion's customers may be permitted, under the terms of the agreement between Immersion and each of Immersion's customers, to submit purchase orders for the Components from the customer's Affiliates (on behalf of one or more of such Affiliates) and KLSI further acknowledges that Immersion may agree to process such orders as though the order was an Immersion customer Component purchase order (i.e., receive orders directly from the Affiliate, drop ship directly to the Affiliate, invoice the Affiliate and handle returns and warranty returns directly with the Affiliate). Immersion will require Immersion's customer by contract, to impose on each Affiliate, by means of a written agreement, prior to the placement of the first Component order to Immersion by any Affiliate, all obligations imposed on Immersion's customer under the terms of this Agreement and the applicable Ancillary Agreement, if any. KLSI agrees to enter into Ancillary Agreements with such Affiliates and in response to Immersion's purchase orders, to ship Components directly to such Affiliates under the same terms imposed upon KLSI by this Agreement with respect to the Immersion customers.

         2.4. SPECIFICATION ESCROW. KLSI acknowledges that in addition to the Second Source Device Deposit escrow account which is for the benefit of Immersion, Immersion's customers (or the Affiliates) may request Immersion to escrow the Specification for the Components for the benefit of Immersion's customers (or the Affiliates). KLSI shall promptly provide to Immersion any future updates or revisions to the Specification for deposit by Immersion with the escrow agent.



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3.       ORDERING PROCEDURE.

         3.1. FORECASTING. Immersion will require, by contract, that Immersion's customers and/or Affiliates provide Immersion with a written nonbinding six (6) month rolling forecast, updated by the first day of each month, which describes the quantity of each Component, by format (.5 CBA, .35 CBA or .35 standard cell), by part number, proposed to be purchased by each Immersion customer and Affiliates, by month. Immersion will provide a copy of such forecasts directly to KLSI, accompanied by a written nonbinding six (6) month rolling forecast for Immersion's own usage of Components, by the fifteenth of each month. Immersion may, in its discretion, integrate such forecast information into a single forecast. Such forecasts will be invalid unless placed by Immersion's designated purchasing agent.

         3.2.     PURCHASE ORDERS.

                  3.2.1. PURCHASE ORDER PROCESS. Immersion will issue purchase orders to KLSI, specifying the end customer, the shipping address, the Components by part number and designating the hexcode or firmware to be loaded into the Components. Such purchase orders may be submitted by written, faxed or electronic means. KLSI will accept Immersion's purchase orders and acknowledge such orders in writing, to Immersion, within five (5) days of receipt. Such purchase orders will be invalid unless placed by Immersion's designated purchasing agent. The terms and conditions of this Agreement shall apply to all orders submitted by Immersion to KLSI and supersede any different or additional terms on Immersion's or KLSI's purchase orders, order acknowledgments or invoices, as applicable.

                  3.2.2. SHIPMENT AND DELIVERY. KLSI will ship all components to Immersion, Immersion's customers and the Affiliates, FOB Narita, Japan. KLSI will provide Immersion with KLSI's standard packaging specifications for Immersion's prior approval. All Components will be shipped in accordance with such standard packaging specifications unless otherwise agreed to by KLSI and Immersion in writing, in advance. KLSI will provide Immersion with all documents that Immersion, Immersion's customers or the Affiliates need to receive possession of the Components and to ship, import and export the Components. KLSI shall use best efforts to make deliveries to Immersion, Immersion's customers and the Affiliates of orders so accepted, promptly and within three (3) days of (before or after) scheduled delivery dates. For purposes of this Agreement, a "scheduled delivery date" is the date the shipment leaves KLSI's dock FOB Narita, Japan.

                  3.2.3. LATE DELIVERIES. KLSI will promptly notify Immersion of any possible delays and Immersion may elect in writing to cancel any orders which



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                           KLSI (i) advises will not be delivered as scheduled
                           (and will be more than ten (10) days late) or (ii) which are not delivered as scheduled (and are more than ten (10) days late) and (iii) in either case, the cause of the late delivery was attributable solely to KLSI, KLSI's Second Source and/or other KLSI suppliers. Such cancellations by Immersion will not be subject to the cancellation rules and fees described in Exhibit B ("Cancellation and Rescheduling Policies and Fees"). If Immersion does not cancel a late order (meaning the shipment will be received more than ten (10) days after the scheduled delivery date), KLSI will pay the premium transportation charges necessary to meet Immersion's delivery obligations, or to mitigate the delay. Allowing Immersion to cancel late orders and payment of premium shipping are remedies intended to mitigate KLSI's breach of its delivery obligations and Immersion's acceptance of any such remedies in no way waives Immersion's right to all other available remedies. Orders which will not be delivered or are not delivered in accordance with the scheduled delivery date and which are canceled by Immersion will nevertheless be counted as purchased for purposes of quantity discounts, if any. Immersion shall not be liable to Immersion's customers or the Affiliates for any damages to Immersion's customers or the Affiliates or to any other person for KLSI's failure to fill any orders, or for any delay in delivery or error in filling any orders for any reason whatsoever. KLSI agrees to indemnify, defend and hold Immersion harmless from any claim by any Immersion customer or Affiliate which is based on KLSI's failure to fill any orders or for any delay in delivery or error in filling any orders for any reason whatsoever.

                  3.2.4. EARLY DELIVERIES. KLSI will not ship Components to Immersion, Immersion's customers or the Affiliates more than five (5) days prior to the scheduled delivery date without Immersion's prior written consent. Immersion, Immersion's customers and the Affiliates will be entitled to return any Components delivered more than five (5) days in advance of the scheduled delivery date at KLSI's risk and expense and Immersion's account will be credited.

         3.3. ACCEPTANCE OF COMPONENT ORDERS BY IMMERSION AND IMMERSION'S CUSTOMERS AND AFFILIATES.

                  3.3.1. ACCEPTANCE PROCESS. Immersion agrees that the Components purchased by Immersion from KLSI for Immersion's own use will be deemed accepted within fifteen (15) days of receipt from KLSI, unless Immersion, by means of written notice, notifies KLSI of a Defect, which has been verified by a means mutually agreed upon between KLSI and Immersion, which means may include, but will not be limited to, Defect Test Suites as described below, within such period. Immersion will require, under the terms of the contract with each Immersion customer and each Affiliate, that the Components will be deemed accepted by Immersion's customer or the Affiliate within a specified number of days from receipt unless Immersion's customer or the Affiliate, by means of written notice, notifies Immersion of a Defect, which has been verified by a means mutually agreed upon between Immersion and such customer, and which may include, but will not be limited to, Defect Test Suites as described below, within such period.

                  3.3.2. DEFECT TEST SUITES. Immersion and KLSI may develop and mutually agree upon a Defect Test Suite which will test the Components, excluding the hexcode or firmware code supplied by Immersion or the Immersion customer, using specified test vectors to identify Defects. The Defect Test Suites may be supplied to each Immersion customer and Affiliate by Immersion for use as the basis for acceptance or rejection of the Components (excluding the hexcode or firmware code portion).

                  3.3.3. FIRST LEVEL INTERFACE. Immersion agrees to perform the role of the first level interface with the Immersion customers and the Affiliates and to verify whether there is a Defect. Once Immersion has notified KLSI as to Immersion's conclusion that the existence of a Defect has been verified, by whatever means mutually agreed upon between Immersion and the Immersion customer, KLSI will work directly with the Immersion customers and the Affiliates in compliance with the sample reject/failure mode criteria and RMA procedure which have been agreed upon between KLSI and such Immersion customer or Affiliate under the terms of the Ancillary Agreement. The Immersion customers and Affiliates will be permitted to return the Components to KLSI for replacement within five
                           (5) days of KLSI's return approval notification. In such case KLSI will ship the replacement Components to Immersion's customer or the Affiliate on a priority basis.

                  3.3.4. HEXCODE DEFECTS. KLSI and each Immersion customer or Affiliate will mutually agree upon, in writing, under the terms of the Ancillary Agreement, an appropriate test suite for use by the Immersion customer or Affiliate as the basis for acceptance or rejection of the hexcode or firmware code portion of the Components.

                  3.3.5. IMMERSION AS A CUSTOMER. Once Immersion has notified KLSI that Immersion has verified the existence of a Defect in Components purchased by Immersion for Immersion's use, KLSI and Immersion will coordinate return of the defective Component units under the terms of the reject/failure mode criteria and RMA procedure described in Exhibit E ("KLSI RMA Procedures"). Immersion will be permitted to return the Components to KLSI for replacement within five
                           (5) days of KLSI's return approval notification. KLSI will ship the replacement Components to Immersion on a priority basis. In addition, KLSI and Immersion will mutually agree upon, in writing, an appropriate test suite for use by Immersion as the basis for acceptance or rejection of the hexcode or firmware code portion of the Components ordered by Immersion for Immersion's use.

         3.4. CHANGE ORDERS. Cancellation and rescheduling of Immersion's Component orders will be governed by the cancellation and rescheduling policies and fees described in Exhibit B ("Cancellation and Rescheduling Policies and Fees"). All cancellation and/or rescheduling requests will be submitted to Immersion by Immersion's customers and will be incorporated by Immersion into a cancellation and/or rescheduling request which will be submitted by Immersion to KLSI.

         3.5. ANCILLARY AGREEMENT. Immersion agrees and acknowledges that Immersion's customers will be permitted to negotiate with KLSI to directly impose quality requirements on KLSI under the terms of a separate, executed agreement (the "Ancillary Agreement") and to mutually agree upon RMA procedures and hexcode or firmware code loading and spin charges.

4. LEAD TIMES AND MINIMUM ORDER QUANTITIES. The parties agree that the lead time for orders placed by Immersion to KLSI for the .5 CBA and .35 CBA format Components will be six (6) weeks from receipt of the Immersion purchase order by KLSI, subject to implementation of a Base Wafer Maintenance Purchase Order System as described in Section 0 ("Base Wafer Maintenance Purchase Order System"). The parties agree that the lead time for orders placed by Immersion to KLSI for the .35 standard cell will be six (6) weeks from receipt of the Immersion purchase order by KLSI, subject to implementation of a Die Bank System as described in Section 0 ("Die Bank System"). Some exceptions may be taken to the six (6) week lead time in the case of factory/subcontractor holiday periods, however, KLSI shall notify Immersion of any shutdown impact and will define the additional lead time necessary for ordering purposes on a case by case basis at the time the order first appears in the forecast (within five (5) days of receipt of the forecast from Immersion). The minimum order quantity requirement is 5000 Component units per Immersion purchase order, however Components aggregated on a single purchase order may be designated to be shipped to multiple Immersion customer and Affiliate locations.

5.       WARRANTY.

         5.1. WARRANTY BY KLSI TO IMMERSION. KLSI acknowledges that although Immersion may purchase Components for Immersion's use, for the most part Immersion is purchasing the Components for resale to Immersion's customers and that Immersion will be making a warranty to each of Immersion's customers that for a period of one (1) year from delivery of each quantity of the Components to Immersion's customer, the Components, excluding the hexcode or firmware code, will conform to the Specification and will be free from defects in materials and workmanship. KLSI warrants to Immersion that for a period of one (1) year from delivery of each quantity of the Components to Immersion or directly to Immersion's customers or the Affiliates, the Components, excluding the hexcode or firmware code, will conform to the Specification and will be free from defects in materials and workmanship.

         5.2.     WARRANTY PROCEDURES.

                  5.2.1. WARRANTY PROCESS. KLSI further agrees that in any instance where Immersion's customer or an Affiliate has asserted a claim under the warranty provided by Immersion to the customer or the Affiliate (during the one (1) year warranty period) that a Component, excluding the hexcode or firmware code, does not conform to the Specification and/or is not free from defects in material and workmanship, Immersion will identify the nature of the claim through direct communication with the customer or the Affiliate and will conduct Defect verification tests using the means, including but not limited to Defect Test Suites, that has been mutually agreed upon between Immersion and KLSI in accordance with Section 3.3.2 ("Defect Test Suites"). Immersion will obtain an appropriate sample of Component units, prior to notifying KLSI of the customer or the Affiliate warranty claim. For Components purchased by Immersion for Immersion's use, Immersion will conduct verification tests using the means, including but not limited to Defect Test Suites that has been mutually agreed upon between Immersion and KLSI in accordance with the terms of Section 3.3.2 ("Defect Test Suites") on an appropriate sample of Components following the same procedures.

                  5.2.2. KLSI RESPONSIBILITIES. If Immersion determines, on the basis of the verification criteria that the sample Component units are defective, KLSI agrees that KLSI will accept receipt of Immersion's test data and sample Component units and will treat such delivery of test data and sample Component units from Immersion as a warranty claim by Immersion under the warranty provided by KLSI to Immersion under the terms of this Agreement. If Immersion presents KLSI with a warranty claim which involves Components which have been shipped to an Immersion customer or Affiliate, KLSI will contact the customer or Affiliate under KLSI's Return Authorization Program within ten (10) days of receipt of Immersion's test data and sample Component units and will accept defective Component units back directly from Immersion's customers or the Affiliates. KLSI will provide replacement Component units directly to Immersion's customers or the Affiliates on a one to one basis for each defective Component returned by Immersion's customer or an Affiliate to KLSI, as described above, within thirty (30) days of receipt of Immersion's test data and sample Component units. If Immersion presents KLSI with a warranty claim for Components which have been shipped to

                           Immersion, KLSI will contact Immersion within ten
                           (10) days of receipt of Immersion's test data and sample Component units and will accept defective Component units back from Immersion. KLSI will provide replacement Component units directly to Immersion on a one to one basis for each defective Component returned by Immersion, as described above, within thirty (30) days of receipt of Immersion's test data and sample Component units. KLSI agrees to be responsible for all insurance and shipping costs incurred by Immersion and by Immersion's customers and the Affiliates in returning defective Component units to KLSI. Immersion may, in its sole discretion, instruct KLSI to accept return of the defective Component units from Immersion, Immersion's customers or the Affiliates, as applicable, and to credit Immersion's account for the purchase price of such units, instead of providing replacement units to Immersion, Immersion's customers or the Affiliates, as applicable.

                  5.2.3. PURPOSE OF THE WARRANTY. Although this warranty extends only to Immersion and not to Immersion's customers, KLSI agrees and acknowledges that the purpose of this warranty is to cause KLSI to provide warranty replacement units to Immersion's customer or an Affiliate in each instance where Immersion's customer or an Affiliate asserts a warranty claim to Immersion under the one (1) year warranty provided by Immersion to Immersion's customers and the Affiliates. KLSI further acknowledges and agrees that it is Immersion's intent to avoid a situation where Immersion is responsible under Immersion's warranty to Immersion's customer or an Affiliate for defective Components and Immersion is without recourse from KLSI to obtain replacement Component units under the warranty provided by KLSI to Immersion.

         5.3.     WARRANTY DEFECT FREQUENCY LEVELS.

                  5.3.1. PROCESS IMPROVEMENT. Immersion and KLSI agree that the Components manufactured by KLSI should be free from Defects and that the Components should be manufactured under a stable manufacturing process that is capable of producing high-quality reliable components in volume. The acceptance procedure as described in Section 3.3 ("Acceptance of Component Orders by Immersion and Immersion's Customers and Affiliates) and the warranty procedures described in
                           Section 5.1 ("Warranty by KLSI to Immersion") and 5.2 ("Warranty Procedures") are intended to identify Defects and to allow Immersion, the Immersion customers and the Affiliates to return Defective Components to KLSI. Notwithstanding the acceptance and warranty procedures, KLSI and Immersion recognize that if the frequency level of Defects in the Components exceeds certain parameters, the acceptance and warranty procedures will become expensive and time consuming. As a result, the parties agree that KLSI will conduct a quality and reliability improvement program on an ongoing basis and use the Defect data obtained through the acceptance and warranty procedures to document, analyze and implement a program to constantly reduce the Defect frequency levels of the Components towards a zero Defect standard.

                  5.3.2. RECORD KEEPING AND DOCUMENTATION. KLSI will maintain records of corrective actions indicating the frequency of Defects during fabrication of the Components, the proposed corrective process change, evaluation of effectiveness of the corrective process and the effective date of implementation of corrective measures. KLSI will make such records available to Immersion upon request. KLSI will provide documentation with each shipment of Components which indicates that the Components shipped have been tested and inspected by KLSI and have a defect rate no greater than 100 dpm.

                  5.3.3. CORRECTIVE ACTION. KLSI will implement and maintain a corrective action system, including failure analysis, for addressing and correcting Defects reported under the acceptance and warranty procedures. The parties agree that any time the Defect rate in Components purchased by Immersion on a rolling basis or in any shipment or consecutive series of shipments exceeds 100 dpm and such Defects are traceable to a single failure mode, Immersion will be entitled to notify KLSI that the Defect levels are unacceptable and KLSI will respond by preparing and proposing a Corrective Action Plan within ten (10) business days of KLSI's confirmation of unacceptable Defects levels. KLSI will confirm the unacceptable Defect levels within five (5) days of receipt of Immersion's notice. The Corrective Action Plan will address implementation and procedure milestones and timeframes for remedying the unacceptable Defect levels.

                  5.3.4. SUSPENSION BY IMMERSION. Immersion will be permitted to delay and/or postpone manufacturing and deliveries of Components which have been ordered as well as future orders (a "Suspension") by written notice to KLSI, pending correction of the excessive Defect levels under the Corrective Action Plan. The Suspension status invoked by Immersion's written notice will temporarily relieve KLSI of its obligation to ship Components, will relieve Immersion customers and the Affiliates of any obligation to receive shipment of Components, and will not be treated as a cancellation or rescheduling by Immersion under the terms of this Agreement. KLSI will develop a remedy for the Defects under the Corrective Action Plan at KLSI's sole expense and will demonstrate to Immersion the effectiveness of such remedy. If Immersion, in its discretion, approves the remedy, Immersion will cancel the Suspension and KLSI will (i) incorporate such remedy into all subsequent

                           Components manufactured, (ii) replace all Component units in Immersion, Immersion's customers' and/or the Affiliates' inventory, and (iii) reimburse Immersion, the Immersion customers and/or the Affiliates for any expenses and/or costs associated with implementation of such remedy. If KLSI is unable to propose and implement a remedy as described above, Immersion will be entitled to treat such failure as a Trigger Event under Section 2.2 ("Second Source") upon thirty (30) days written notice and receive a refund for all defective Components in Immersion, Immersion's customers' and the Affiliates' inventories.

         5.4. DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED HEREIN, KLSI MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.       INDEMNIFICATION.

         6.1.     INDEMNIFICATION BY KLSI.

                  6.1.1. SCOPE OF KLSI'S INDEMNITY. Subject to prompt notification by Immersion, cooperation by Immersion and control of all litigation and/or settlement by KLSI, KLSI shall indemnify, defend and hold Immersion, Immersion's customers and the Affiliates harmless from and against any and all damages, costs and expenses ("Costs") suffered or incurred by Immersion, Immersion's customers and the Affiliates as a result of any third party claim that the Components, as delivered by KLSI (whether manufactured by KLSI or KLSI's Second Source silicon provider) to Immersion, Immersion's customers or the Affiliates, but excluding any firmware or hexcode loaded onto any Components and further excluding the Immersion Preexisting Technology and Immersion Requested Revisions (as defined in the ASIC Design Agreement), infringe any patent, copyright or misappropriates any trade secret of any third party.

                  6.1.2. MITIGATION BY KLSI. In the case of any third party claim involving the Components which is covered by the indemnity described in Section 6.1.1 ("Scope of KLSI's Indemnity"), KLSI may, in its sole discretion
                           (i) provide Immersion with a modified version of the Components which comply with the functionality and features of the Specification so that the Components become noninfringing (as a replacement for Components in Immersion, Immersion's customer's and the Affiliates inventory and for future sales), (ii) provide Immersion other components which are functionally equivalent (as a replacement for Components in Immersion, Immersion's customer's and the Affiliates inventory and for future sales), (iii) procure for Immersion a license to continue to use and sell the Components, or, (iv) in the alternative, if none of the foregoing alternatives are commercially reasonable, accept return of the infringing Components in Immersion's, Immersion's customer's and/or the Affiliate's inventory and refund to Immersion the purchase price paid for such inventory. Each party agrees to notify the other promptly of any matters in respect to which the foregoing indemnity in Section 6.1.1 ("Scope of KLSI's Indemnity") may apply. If notified in writing of any action or claim for which KLSI is to provide indemnity, KLSI shall defend those actions or claims at KLSI's expense and pay the Costs awarded against Immersion, Immersion's customers and/or Affiliates in any such action, or pay any settlement of such action or claim entered into by KLSI.

                  6.1.3. EXCEPTIONS TO KLSI'S INDEMNITY OBLIGATION. The foregoing indemnity by KLSI will not apply to any infringement claim to the extent it arises from (i) any modification of any Component by parties other than KLSI or KLSI subcontractors under contract with KLSI, or (ii) an infringement which would not occur in the Component but which does occur when the Component is incorporated into the devices.

         6.2.     INDEMNIFICATION BY IMMERSION.

                  6.2.1. SCOPE OF IMMERSION'S INDEMNITY. Subject to prompt notification by KLSI, cooperation by KLSI and control of all litigation and/or settlement by Immersion, Immersion shall indemnify, defend and hold KLSI harmless from and against any and all damages, costs and expenses ("Costs") suffered or incurred by KLSI as a result of any third party claim that the Immersion Preexisting Technology and Immersion Requested Revisions (as defined in the ASIC Design Agreement) as incorporated into the Components as manufactured under the terms of this Agreement, but excluding any firmware or hexcode loaded onto any Components, infringe any patent, copyright or misappropriate any trade secret of any third party.

                  6.2.2. MITIGATION BY IMMERSION. In the case of any third party claim involving the Components which is covered by the indemnity described in Section 0 ("Scope of Immersion's Indemnity"), Immersion may, in its sole discretion, (i) provide KLSI with a modification to the Immersion Preexisting Technology and/or Immersion Requested Revisions for use in the Components, or
                           (ii) procure for Immersion a license to continue to use the Immersion Preexisting Technology and/or Immersion Requested Revisions in the Components. Each party agrees to notify the other promptly of any matters in respect to which the foregoing indemnity in Section 6.2.1 ("Scope of Immersion's Indemnity") may apply. If notified in writing of any action or claim for which Immersion is to provide indemnity, Immersion shall defend those actions or claims at Immersion's expense and pay the Costs awarded against KLSI in any such action, or pay any settlement of such action or claim entered into by Immersion.

                  6.2.3. EXCEPTIONS TO IMMERSION'S INDEMNITY OBLIGATION. The foregoing indemnity by Immersion will not apply to any infringement claim to the extent it arises from
                           (i) any modification of the Immersion Preexisting Technology and/or Immersion Requested Revisions by parties other than Immersion or Immersion subcontractors under contract with Immersion, or (ii) an infringement which would not occur in the Immersion Preexisting Technology and/or Immersion Requested Revisions but which does occur when the Immersion Preexisting Technology and/or Immersion Requested Revisions are incorporated into the Components.

7.       FINANCIAL TERMS.

         7.1. PRICE. The pricing for the Components will be in U.S. dollars and shall be as set forth in Exhibit C ("Pricing"). KLSI has advised Immersion that there is a [****] CBA ROM spin charge per each new (or new revision of) hexcode or firmware implemented in the Components. Such charge will be paid by Immersion within thirty (30) days of KLSI's invoice in the case of Components ordered by Immersion for Immersion's use. Such charge will be invoiced by KLSI directly to the Immersion customers or the Affiliates, as applicable, in the case of Components ordered by Immersion for shipment to Immersion's customers or the Affiliates, since the hexcode or firmware will be provided to KLSI directly by the Immersion customers or the Affiliates, as applicable. KLSI will not reserve or retain a security interest in the Components. In any case where the respin is due to KLSI's failure to perform, such respin will be expedited at no charge.

        7.2. PAYMENT. KLSI will invoice Immersion for all Components shipped to Immersion, the Immersion customers or the Affiliates, as applicable and will invoice the Immersion customers and Affiliates for any ROM spin charges. The invoice from KLSI to Immersion for each shipment of Components will be due and payable to KLSI within forty-five (45) days after acceptance of the Components by Immersion, Immersion's customer or the Affiliates as described in Section 3.2.2 ("Deemed Acceptance by Immersion"). KLSI shall not require a letter of credit or prepayment as precondition to manufacturing Components for sale to Immersion or delivering Components to Immersion, Immersion's customers or the Affiliates.

         7.3. TAXES AND DUTIES. In addition to any payments due to KLSI under this Agreement, Immersion shall pay amounts equal to any taxes, duties, or other amounts, however designated, which are levied or based upon such payments, or upon this Agreement, provided, however, that Immersion shall not be liable for taxes based on KLSI's net income.

         7.4. BASE WAFER MAINTENANCE PURCHASE ORDER SYSTEM. KLSI and Immersion agree that in order for KLSI to maintain the six (6) week lead time required under the terms of this Agreement with respect to the .5 CBA and .35 CBA format


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  Components, as well as the flexibility requested in the reschedule and cancellation windows described in Exhibit B ("Cancellation and Rescheduling Policies and Fees"), it will be necessary for KLSI to implement a Base Wafer Maintenance program. Under the program, KLSI will manufacture a "maintenance quantity" of Component base wafers which have been manufactured up to the metalization phase and set aside for use exclusively to produce Components in fulfillment of Immersion's purchase orders. The "maintenance quantity" will be determined on a monthly basis by KLSI and will be calculated using the upcoming month's quantity of Components as reflected in the Immersion rolling six (6) month forecast for .5 CBA and .35 CBA format Components submitted to KLSI. To facilitate the program, Immersion agrees to issue an open rolling purchase order for .5 CBA and .35 CBA format Components. If Immersion cancels or discontinues the Base Wafer Maintenance program without providing KLSI three (3) months notice and if such cancellation or discontinuation is due to no fault of KLSI for either non-delivery or quality issues, then Immersion will be responsible for the amount of the Base Wafer Maintenance purchase order which is equal to one month's average usage (based on the average purchase order quantity for the previous six months) at thirty percent (30%) of the applicable current unit price. An invoice will be sent by KLSI to Immersion within thirty (30) business days of Immersion's cancellation or discontinuation of the program and will be due and payable by Immersion within thirty (30) days after receipt. KLSI agrees that KLSI is obligated to use up the base wafer "maintenance quantity" prior to any termination of this Agreement and that the rolling open purchase order will be deemed to be canceled upon notice of such termination.

        7.5. DIE BANK SYSTEM. KLSI and Immersion agree that in order for KLSI to maintain the six (6) week lead time required under the terms of this Agreement with respect to the .35 standard cell format Components, as well as the flexibility requested in the reschedule and cancellation windows described in Exhibit B ("Cancellation and Rescheduling Policies and Fees"), it will be necessary for KLSI to implement a Die Bank System program. Under the program, KLSI will manufacture a "maintenance quantity" of Component die which have been manufactured up to the finished die phase and set aside for use exclusively to produce Components in fulfillment of Immersion's purchase orders. The "maintenance quantity" will be determined on a monthly basis by KLSI and will be calculated using the upcoming month's quantity of Components as reflected in the Immersion rolling six (6) month forecast for .35 standard cell format Components submitted to KLSI. To facilitate the program, Immersion agrees to issue an open rolling purchase order for .35 standard cell format Components. If Immersion cancels or discontinues the Die Bank System program without providing KLSI three (3) months notice and if such cancellation or discontinuation is due to no fault of KLSI for either non-delivery or quality issues, then Immersion will be responsible for the amount of the Die Bank System purchase order which is equal to one month's average usage (based on the average purchase order quantity for the previous six months) at seventy-five percent (75%) of the applicable current unit price. An invoice will be sent by KLSI to Immersion within thirty (30) business days of Immersion's cancellation or discontinuation of the program and will be due and payable by Immersion within thirty (30) days after receipt. KLSI agrees that KLSI is obligated to use up the die "maintenance quantity" prior to any termination of this Agreement and that the rolling open purchase order will be deemed to be canceled upon notice of such termination.

8.       TERMINATION.

         8.1. TERM. The initial term of this Agreement shall be for a period of five (5) years commencing on the Effective Date, unless otherwise earlier terminated by the parties according to the terms of this Agreement. Thereafter, this Agreement shall automatically renew for subsequent one-year periods, unless either party terminates the Agreement by written notice at least thirty (30) days prior to the end of the initial term or any renewal term.

         8.2. TERMINATION WITHOUT CAUSE. Immersion may terminate this Agreement without cause upon ninety (90) days prior written notice.

         8.3. TERMINATION FOR CAUSE. Either party may terminate this Agreement by written notice if the other party materially breaches the terms of this Agreement. Such termination shall become effective upon thirty (30) days written notice of breach, provided the breaching party fails to cure its breach within the notice period.

         8.4.     EFFECT OF TERMINATION.

                  8.4.1. GENERALLY. Upon termination of this Agreement, Immersion's obligation to pay KLSI for Components delivered to Immersion, Immersion's customers and/or Affiliates, as applicable, up through the effective date of termination shall survive and Immersion will pay for all such Components in accordance with the terms of this Agreement, subject to all rights of acceptance and rejection and warranty returns and credits.

                  8.4.2. LIMITATION. EXCEPT FOR DIRECT DAMAGES RESULTING FROM A BREACH OF THE TERMS OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY SORT, DIRECT OR INDIRECT, INCLUDING LOST PROFITS, AS A RESULT OF TERMINATING THIS AGREEMENT IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT.

9. PERSONAL INJURY AND PROPERTY DAMAGE CLAIMS. Neither party shall have any obligation to indemnify, protect, defend and hold the other party harmless from any Costs suffered or incurred by the other party to the extent such third party claim or threatened claim arises from a personal or alleged personal injury or damage or alleged damage to property arising out of the third party's use of the Components or the devices containing the Components.

10.      CONFIDENTIALITY AND PROPRIETARY NOTICES.

         10.1. OBLIGATIONS. During the course of this Agreement, each party may be a disclosing party (hereinafter called "Discloser") for transmitting certain proprietary information to the other party (hereinafter called "Recipient"). Recipient agrees to treat as confidential all such proprietary information, including all information, written or oral, relating thereto, including, but not limited to, know how, concepts, techniques, drawings, specifications, processes, computer programs, firmware, hexcode, designs and systems, manufacturing and marketing information, received from Discloser, and Recipient agrees not to publish such information or disclose same to others except to those employees, subcontractors and sublicensees to whom disclosure is necessary to order to carry out the purpose for which such information is supplied. Recipient shall inform such employees, subcontractors and sublicensees of the confidential nature of such information and of their obligation to keep same confidential. Recipient further agrees not to use such proprietary information for Recipient's own benefit or for the benefit of others, other than in accordance with this Agreement, without Discloser's prior written consent, and that all tangible materials, including written material, photographs, discs or other documentation embodying such proprietary information shall remain the sole property of Discloser and shall be delivered to Discloser upon Discloser's request. Upon Discloser's request, the Receiving party shall return any and all copies of Discloser's confidential information or, at Discloser's option, the Receiving party shall destroy such copies and notify Discloser in writing when such copies have been destroyed.

         10.2. EXCEPTIONS. The foregoing obligations of confidentiality do not apply to information which was previously known to Recipient, is rightfully received from a third party by Recipient, or becomes publicly known or available without breach of this Agreement by Recipient.

         10.3. PROPRIETARY NOTICES. KLSI will cause the outside package and top level metal mask work layer of the Components to bear a mask work and copyright notice for Immersion's benefit.

11.      LIMITATION OF LIABILITY.

         11.1. CONSEQUENTIAL DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS, OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT. THIS LIMITATION WILL APPLY EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

         11.2. LIMITATIONS OF LIABILITY OTHER THAN INDEMNITY OBLIGATIONS. EXCEPT WITH RESPECT TO EITHER PARTY'S OBLIGATIONS OF INDEMNITY, INCLUDING, BUT NOT LIMITED TO, COSTS OF DEFENSE AND "COSTS" (AS DEFINED ABOVE) SET FORTH IN SECTION 6 ("INDEMNIFICATION") IN NO CASE WILL EITHER PARTY'S TOTAL CUMULATIVE LIABILITY OR OBLIGATIONS UNDER THE TERMS OF OR ARISING OUT OF THIS AGREEMENT EXCEED $1,000,000.

12.      GENERAL PROVISIONS.

         12.1. SUCCESSION AND ASSIGNMENT. Neither party may assign this Agreement unless the other party consents in advance in writing to the assignment, provided, however, that the Agreement may be assigned to a corporate successor in interest in the case of a merger or acquisition or in the case of a sale of assets without the prior approval of the other party. Any attempt to assign this Agreement in violation of the provisions of this Section 12.1 ("Succession and Assignment") shall be void.

         12.2. NOTICES. Notices required under this Agreement shall be addressed as follows, except as otherwise revised by written notice:

                  TO IMMERSION:                         TO KLSI:
                  -------------                         --------
                  Louis B. Rosenberg, Ph.D.             _______________
                  President                             _______________
                  Immersion Corporation                 Kawasaki LSI USA Inc.
                  2158 Paragon Drive                    2570 North First Street
                  San Jose, CA 95131                    Suite 301
                  U.S.A.                                San Jose, CA 95131
                                                        U.S.A.

         12.3. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the substantive laws of the State of California, without the application of any principle that leads to the application of the laws of any other jurisdiction.

         12.4. NO AGENCY. Neither party is to be construed as the agent or to be acting as the agent of the other party hereunder in any respect.

         12.5. MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

         12.6. NO WAIVER. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

         12.7. SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         12.8. AMENDMENTS IN WRITING. Any amendment to this Agreement shall be in writing and signed by both parties hereto.

         12.9. INTERPRETATION. Since this Agreement was prepared by both parties hereto, it shall not be construed against any one party as the drafting party.

         12.10. SURVIVAL. Sections 2.2 ("Second Source"), 5 ("Warranty"), 6 ("Indemnification"), 7.4 ("Base Wafer Maintenance Purchase Order System"), 7.5 ("Die Bank System"), 8 ("Termination"), 9 ("Personal Injury and Property Damage Claims"), 10 ("Confidentiality and Proprietary Notices"), 11 ("Limitation of Liability") and 12 ("General Provisions") will survive and continue after the expiration or termination of this Agreement.

         12.11. DISPUTE RESOLUTION. Except in the case of a breach of an obligation related to a party's intellectual property rights, in the event either party concludes that it is in its best interest to file any legal action against the other, the party shall contact the other party's management and at least two
                  (2) senior managers from each party shall meet without legal counsel or interruption for a minimum amount of three (3) eight (8) hour periods and diligently attempt to resolve all disputed matters. If the parties are unable to resolve their difference and either party desires to file a legal action against the other, at least two (2) senior managers from each party and their respective counsels shall meet for three (3) eight (8) hour periods and diligently attempt to resolve all disputed matters. Either party may request that an independent third party bound to mutually agreed upon obligations of confidentiality attend such meeting in order to assist the parties in reaching a reasonable resolution. All oral and written information exchanged in these meetings shall be exchanged in an effort to settle all disputed matters. If either party still desires to file a legal action against the other after these prescribed meetings, such party may file a legal action against the other party as allowed by applicable law in Santa Clara County state court or in the federal court. The parties agree that if a party does not attend all of the prescribed meetings it waives its rights to any monetary damages in the legal action(s) it files.

         12.12. FORCE MAJEURE. Neither party shall be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, court orders and governmental actions, which are beyond its reasonable control ("Force Majeure"); provided that the delayed party: (i) gives the other party written notice of such cause promptly; and
                  (ii) uses its best efforts to correct such failure or delay in its performance. Notwithstanding the foregoing, KLSI agrees that failure to deliver the Components to Immersion or Immersion's customers will have a significant effect on Immersion's ability to comply with Immersion's contractual obligations to its customers. As such, KLSI agrees that delays in production of the Components in a single silicon facility, with respect to a particular format, whether at KLSI or a Second Source, including but not limited to, process problems, availability of materials, or other such manufacturing delays, shall not constitute a Force Majeure. Accordingly, KLSI will take all reasonable measures to establish, maintain and qualify Second Source capability so as to insure a continuous supply of the Components.

         12.13. ENTIRE AGREEMENT. This Agreement, with the exception of the ASIC Design Agreement, constitutes the complete agreement of the parties, and supersedes any other agreements, written or oral, concerning the subject matter hereof, with the exception of the ASIC Design Agreement.

         IN WITNESS WHEREOF, the authorized representatives of the parties hereto have signed this Agreement as of the date and year last set forth below.


KLSI:                                   IMMERSION:

KAWASAKI LSI USA.                       IMMERSION CORPORATION

By: /s/ Hakuo Watanabe                  By: /s/ Louis Rosenberg
   --------------------------------        -------------------------------------

Print Name: Hakuo Watanabe              Print Name: Louis Rosenberg
           ------------------------                -----------------------------

Title: CFO                              Title: President
      -----------------------------           ----------------------------------

Date: 8/17/98                           Date: Aug. 17, 1998
     ------------------------------          -----------------------------------

                                    EXHIBIT A

                                  Specification

AXIS Chip: 48 MHz RISC processor that has been optimized for force feedback functionality and allows both serial and/or USB interface capability.

                                    EXHIBIT B

                 Cancellation and Rescheduling Policies and Fees

I.       Base Wafer Maintenance PO System:

Rescheduling. Immersion may reschedule the scheduled delivery date for .5 CBA and .35 CBA Components as follows:

         - If the scheduled delivery date is more than forty-five (45) days away at the time Immersion submits a written reschedule request, Immersion may reschedule the order for any date outside of such forty-five (45) day window, at no charge.

         - If the scheduled delivery date is thirty (30) days or more (but forty-five (45) days or less) away at the time Immersion submits a written reschedule request, Immersion may reschedule the order for any date within sixty (60) days of such written reschedule request, at no charge.

         - If the scheduled delivery date is less than thirty (30) days away at the time Immersion desires to submit a written reschedule request, Immersion will not be permitted to reschedule.

Cancellation. Immersion may cancel orders for the .5 CBA and .35 CBA Components as follows:

         - If the cancellation is for Components with a scheduled delivery date more than forty-five (45) days away at the time Immersion submits a written cancellation request, Immersion may cancel such order without charge and the base wafer units and/or remaining base wafer maintenance fees, if any, allocated to produce the canceled Component units will be applied/credited to the next month's base wafer needs, or base wafer maintenance invoice, as applicable.

         - If the cancellation is for Components with a scheduled delivery date which is forty-five (45) days or less away at the time Immersion submits a written cancellation request, Immersion may cancel such order by paying a cancellation fee based on the status of the Components in the manufacturing process as follows:

                  (i) if the Components are probed wafer/die (ROM code integrated) -- 75% of the applicable unit price

                  (ii) if the Components have been final tested/FG -- 100% of the applicable unit price

II.      Die Bank System:

Rescheduling. Immersion may reschedule the scheduled delivery date for .35 standard cell Components as follows:

         - If the scheduled delivery date is more than forty-five (45) days away at the time Immersion submits a written reschedule request, Immersion may reschedule the order for any date outside of such forty-five (45) day window, at no charge.

         - If the scheduled delivery date is thirty (30) days or more (but forty-five (45) days or less) away at the time Immersion submits a written reschedule request, Immersion may reschedule the order for any date within sixty (60) days of such written reschedule request, at no charge.

         - If the scheduled delivery date is less than thirty (30) days away at the time Immersion desires to submit a written reschedule request, Immersion will not be permitted to reschedule.

Cancellation. Immersion may cancel orders for the .35 standard cell Components as follows:

         - If the cancellation is for Components with a scheduled delivery date more than forty-five (45) days away at the time Immersion submits a written cancellation request, Immersion may cancel such order without charge and the base wafer units and/or remaining base wafer maintenance fees, if any, allocated to produce the canceled Component units will be applied/credited to the next month's base wafer needs, or base wafer maintenance invoice, as applicable.

         - If the cancellation is for Components with a scheduled delivery date which is forty-five (45) days or less away at the time Immersion submits a written cancellation request, Immersion may cancel such order by paying a cancellation fee based on the status of the Components in the manufacturing process as follows:

                  (iii) if the Components are probed wafer/die (ROM code integrated) -- 75% of the applicable unit price

                  (iv) if the Components have been final tested/FG -- 100% of the applicable unit price

                                    EXHIBIT C

                                     Pricing

KLSI/IMMERSION
PRICING ATTACHMENT
TIME PERIOD Q3-98 TO Q4-2K

-------------------------------------------------------------------------------
Device                         Estimated Usage    Timeframe*         Unit Price
-------------------------------------------------------------------------------
Axis (0.5u CBA)                250K               Q3-98 to Q4-98     [****]
                                                                     [****]
                                                                     [****]
Axis II (0.35u CBA)            1.0M               Q1-99 to Q4-99     [****]
Axis IISC (0.35u Std Cell)     2.0M               Q1-2K to Q4-2K     [****]
-------------------------------------------------------------------------------

*Crossover timeframes may vary based on customer schedules to qualify migration versions.

ORDER AGREEMENT

This agreement does not constitute a purchase order for devices; it is for the NRE portion only. Releases against this agreement will be made via purchase orders released from Immersion and/or Immersion authorized parties only. Except as otherwise provided in this Agreement, the terms and conditions specified in Immersion Purchase Orders and KLSI Sales Order acknowledgements shall continue to govern the purchase of the Products contemplated in this Agreement.

PRICING

Prices and payments shall be made in US dollars and as indicated above. To the extent that Immersion does not purchase the volume specified therein and such failure is not due to delivery or quality problems then KLSI reserves the right, as its' sole remedy, to renegotiate prices in any subsequent period.

ORDER MINIMUMS

The minimum order size is 10K in any given month. Individual quantities per purchase order may vary per Immersion designated ship to location. At no time shall individual purchase orders be issued for a quantity less than 5K pieces unless designated for pre-production purposes.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                  Second Source Device Deposit Escrow Agreement

                                    EXHIBIT E

                               KLSI RMA Procedures

Kawasaki LSI/Immersion RMA Procedure

1)       Immersion reports failure to KLSI-US

Contact:        Lisa Van Valkenburg
                Kawasaki LSI
                2570 N. First St., Ste. 301
                Tel: 408-570-0555 x403
                Fax: 408-570-0567
                e-mail:  lisavanv@klsi.com

2) KLSI issues RMA number for reject sample return and advises destination for reject samples i.e. KLSI-Japan or KLSI-US (1 day from Immersion notification).

3) KLSI will confirm receipt of samples upon arrival. KLSI provides initial results of reject sample analysis and issues RMA# for full return of rejects for credit or replace if sample rejects found valid (3 days from KLSI receipt of reject samples).

4) KLSI will make a best effort to provide a final report 10 days from receipt of samples, dependent on the level of detail provided in the failure mode report from Immersion, and the condition of the reject samples supplied. Samples that are damaged as a result of removal from boards may delay an accurate validation of failure and/or identification of failure cause. KLSI will provide daily status report until final report is issued.



                                       30